EXHIBIT 10.27

                      [Letterhead of URT Industries, Inc.]

                                  June 12, 2000

Peaches Entertainment Corporation
1180 East Hallandale Beach Blvd.
Hallandale, FL  33009

Gentlemen:

     It is the purpose of this letter agreement between URT Industries, Inc. ("URT") and Peaches Entertainment Corporation ("PEC") to confirm that, in consideration of the benefit which would be expected to accrue to URT, URT hereby agrees that, in the event that PEC's auditor, Rachlin Cohen & Holtz LLP, issues an opinion with respect to its financial statements for the year ended April 1, 2000 which is unqualified (i.e., in the same form as the opinion issued with respect to the year ended April 3, 1999), and if funds generated from the operations of PEC, and the proceeds of debt financing, are insufficient to meet PEC's current projected operating requirements during the one year period ending April 1, 2001, then URT will take any necessary action to see that funds are available to cover any such shortfall up to April 1, 2001.

Please sign below to evidence our agreement.

                                          Very truly yours,


                                          URT Industries, Inc.


                                          By: /s/ Jason Wolk
                                              ----------------------------
                                              Executive Vice President

Agreed and Approved:

Peaches Entertainment Corporation

By: /s/ Brian Wolk
    ----------------------------
    Executive Vice-President